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                                                                    EXHIBIT 10.7


                              EMPLOYMENT AGREEMENT

         This Employment Agreement ("Agreement") is made and entered into as of the 23rd day of February 1999, by and between John B. McLean ("Employee") and Chicago Map Corporation, an Illinois corporation ("Company").

                             RECITALS OF THE PARTIES

         A. Company is engaged in the business of designing, developing, producing, licensing and marketing of geographical digital map technology including GPS (Global Positioning System) products and navigation systems, Web/Internet/Internet map displays, digital data integration and referencing, county-wide digital map sets, professional software and mobile asset monitoring/tracking systems ("Business").

         B. Employee has substantial experience in fulfilling the duties as a senior financial manager for numerous industries.

         C. Company desires to retain Employee, and Employee desires to be retained by Company, to serve as Chief Financial Officer of Company, pursuant to terms and conditions of this Agreement.

         NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

         1. Retention. Company agrees that during the Term (as hereinafter defined) of this Agreement, Company shall employ Employee as Chief Financial Officer of Company, to perform such duties and exercise such authority as the President of Company or his designees may from time to time assign including, but not limited to, those services set forth in Exhibit A. Employee accepts such employment and agrees that during the Term of this Agreement:

                  (a) he will perform such services in the foregoing capacity;

                  (b) he will devote his full time and best efforts and abilities to the affairs of Company and to the performance of his duties hereunder; and

                  (c) he will neither accept any other employment nor engage in other activities which interfere with the proper discharge of his duties hereunder.

         2. Compensation. As compensation for the services to be performed by Employee hereunder, Company agrees to pay Employee, and Employee agrees to accept, the following compensation:



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         2.1 Base Compensation. Employee shall receive base compensation ("Base
Compensation") in an amount equal to eighty-thousand dollars ($80,000.00) per year, payable in arrears in bimonthly installments on the fifteenth and last day of each month, in accordance with Company payroll procedures applicable to all Company employees. Such Base Compensation shall be subject to annual review by the Board.

         2.2 Bonus Compensation. In addition to the Base Compensation, Employee shall be eligible to receive annual bonus compensation ("Bonus Compensation") based in part upon reasonable increases in Company's revenues and profits and such other reasonable criteria and the achievement of such reasonable objectives as the Board may from time to time establish. Such Bonus Compensation may be payable at such times during the year and in such amounts as the Board may determine appropriate. Any Bonus Compensation granted by the Board may be paid in cash or in common stock of Company as the Board determines in its sole discretion.

         2.3 Reimbursement for Out-of-Pocket Expenses. In addition to the Base and Bonus Compensation, Employee shall be entitled to reimbursement for reasonable out-of-pocket expenses actually incurred by him on behalf of Company for the following:

                  (a) Travel and Entertainment. Reasonable out-of-pocket expenses with documentation, consistent with Company's policies, as in force from time to time, provided however, that no travel and entertainment expenses exceeding $500.00 shall be subject to reimbursement in the absence of prior notice to and approval by the President.

                  (b) Commute Travel. During the period of time in which Employee is required to travel from his primary residence, at the time of this agreement, to the Company headquarters in Lemont, Illinois, Company shall compensate Employee for a portion of the travel. Such reimbursement of expense shall be detailed in writing and shall be delivered to Employee. Upon the relocation of Company Headquarters or Employee's change in primary residence, Company shall at its own discretion review this policy on reimbursement.

                  (c) Telephone. Employee shall be reimbursed for reasonable telephone expenses, including cellular phone usage, made in support of the Company's primary operations. The Company shall establish a policy regarding reimbursement of telephone expense and shall deliver a copy of such policy to Employee. The Company may choose, at is own discretion, to alter or change these policies when appropriate for the Company.

         2.4 Vacation Benefits. In addition to any other Compensation payable under Section 2.1 through 2.3, Employee shall be entitled to three (3) weeks of paid vacation during the first year of service under this Agreement and three
(3) weeks of paid vacation during each subsequent year of service hereunder.

         2.5 Other Compensation and Benefits. In addition to any other Compensation payable under Sections 2.1 through 2.4, Employee shall be eligible to participate in any stock option, profit sharing, pension, retirement, medical or disability insurance or other plan maintained from time to time by Company for the benefit of employees of Company. The details of which will be disclosed in writing to Employee.


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         3. Term. The term ("Term") of this Agreement shall commence on the date hereof and shall continue for a period of twelve (12) months, provided, however, that the Term of this Agreement shall, in any event, terminate on such earlier date on which any of the following events may occur:

                  (a) the death of Employee;

                  (b) the termination of Employee's employment by Company by reason of Employee's Complete Disability, as herein defined, upon thirty (30) days written notices given by Company as provided in Section 7.4 below;

                  (c) the termination of Employee's employment with Company for Cause, as herein defined, upon written notice given by Company as provided in
Section 7.4 below; or

                  (d) the termination of Employee's employment with Company by Employee due to a material breach by Company of its obligations hereunder, upon written notice given by Employee as provided in Section 7.4 below; or

                  (e) at any time upon thirty (30) days' prior written notice by Company to Employee given as provided in Section 7.4; or

                  (f) at any time upon thirty (30) days' prior written notice by Employee to Company given as provided in Section 7.4.

         3.1 Termination Without Cause. In the event of termination of this Agreement upon occurrence of any event identified in Section 3(a), 3(b), 3(d), 3(e) or 3(f), Company shall pay Employee, as severance pay and in full and complete satisfaction of any and all amounts under this Agreement, an amount equal to the sum of (i) all Base Compensation for a period of three (3) months from the date of termination; (ii) all vacation pay which is accrued as of the date of termination; (iii) all reimbursable expenses incurred by Employee in connection with his duties hereunder which are supported by documentation and are unpaid at the date of termination; and (iv) all compensation and benefits due to Employee at the date of termination under this or any agreement or plans, including the Bonus Compensation for the quarter in which the termination occurred, shall be due and payable.

         3.2 Termination With Cause. In the event of termination of this Agreement upon occurrence of any event identified in Section 3(c), Company shall pay Employee, in full and complete satisfaction of any and all amounts under this Agreement, an amount equal to the sum of (i) all accrued salary earned at the date of termination; (ii) all vacation pay which is accrued as of the date of termination; (iii) all reimbursable expenses incurred by Employee in connection with his duties hereunder which are supported by documentation and are unpaid at the date of termination; and (iv) all compensation and benefits due to Employee at the date of termination under this or any agreement or plans, including the Bonus Compensation on a prorated basis, through the date of termination. The amount of Bonus Compensation which Employee shall be entitled to receive, will


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be calculated on a prorated basis of the percentage of the quarter which has been completed as of the date of termination.

         4. Complete Disability and Cause. As used herein the terms "Complete Disability" and "Cause" shall mean the following:

         4.1 Complete Disability. The term "Complete Disability" shall mean the inability of Employee, due to illness, accident or any other physical or mental incapacity, to perform his duties hereunder during the Term hereof for a period of three (3) consecutive months.

         4.2      Cause.  The term "Cause" shall mean the following:

                  (a) Employee's theft or embezzlement of money or property of Company or violation of Sections 5 or 6 of this Agreement.

                  (b) Employee's conviction of a crime, the commission of which shall have resulted in material injury to the property or operations of Company;

                  (c) any intentional and malicious harm caused to Company by Employee; or

                  (d) any material default by Employee in the performance or observance of any promise or understanding of Employee under this Agreement including, but not limited to, refusal or failure to comply with any Company policy or direct order of the Board of Directors, provided that, an act or omission constituting such a material default shall not be deemed to constitute Cause if it is of such a nature that all detriment otherwise resulting to Company therefrom can be cured and eliminated by appropriate action, and Employee causes such action to be taken within five (5) days following written notice from Company.

         5. Confidentiality and Non-competition Covenants.

         5.1 Confidentiality. (a) As used herein, the term "Confidential Information" shall mean any and all information, whether written or oral, and which is not readily available in the public domain, including, but not limited to, all data, compilations, programs, devices, strategies or methods concerning or related to (i) Company's financial condition, results of operations, and amounts of compensation paid to officers and employees; (ii) the terms and conditions (including prices) of sales and offers of sales of products and services of Company, and the current status of Company's relationship with any customer or supplier; (iii) the terms, conditions and current status of Company's agreements and relationship with any customer of Company; (iv) the identities and business preferences of Company's actual and prospective customers and suppliers or any employee or agent thereof with whom Company communicates; (v) the trade secrets, market techniques, skills, ideas and strategic plans possessed, developed, accumulated or acquired by Company; (vi) any communications between Company, its officers, directors, shareholders or employees, and any attorney retained by Company for any purpose, or any person retained or employed by such attorney for the purpose of assisting such attorney in his or representation of Company; (vii) the terms and conditions of this Agreement; and (viii) any other information whether written or oral, and which


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is not readily available in the public domain, (a) by which Company derives actual or potential economic value from such information whether written or oral, and which is not readily available in the public domain, or (b) which gives Company an opportunity to obtain an advantage over its competitors who do not know or use the same.

                  (b) Employee acknowledges and agrees that Company is engaged in a highly competitive business and has expended, or will expend, significant sums or money, and has invested, or will invest, a substantial amount of time to develop and use, and maintain the secrecy of its Confidential Information. Company has thus obtained, or will obtain, a valuable economic asset which has enabled or will enable, it to develop an extensive reputation and to establish long term business relationships with its customers. If such Confidential Information were disclosed to another person or entity or used for the benefit of anyone other than Company, Company may suffer irreparable harm, loss and damage. Accordingly, Employee convents and agrees that, unless the Confidential Information becomes publicly known through legitimate origins not involving an improper act or omission by Employee, and excluding such use by Employee in the performance of his duties hereunder in the ordinary cause of business:

                           (i) the Confidential Information is, and at all times
hereafter shall remain the sole property of Company;

                           (ii) Employee shall use his reasonable best efforts
and reasonable diligence to guard and protect the Confidential Information from disclosure to any competitor or customer of Company or any other person, firm, corporation, or other entity;

                           (iii) unless Company gives Employee prior express
written permission, during his employment and thereafter, Employee shall not use for his own benefit, or divulge to any competitor or customer or any other person, firm, corporation, or other entity, any of the Confidential Information which Employee may obtain, learn about, develop, or be entrusted with as a result of Employee's employment by Company under this Agreement or unless Employee shall involuntarily be required to do so by a court having competent jurisdiction, by any government agency having supervisory authority over the Business or by any administrative or legislative body with purported or apparent jurisdiction to order Employee to divulge, disclose or make accessible such Confidential Information after notice to the Company.

                  (c) Employee also acknowledges and agrees that all documentary and tangible, Confidential Information including, without limitation, such Confidential Information as Employee has committed to memory, is or has heretofore been supplied or made available by Company to Employee solely to assist him in performing his services hereunder. Employee agrees that after his employment with Company terminates for any reason:

                           (i) he shall not remove from Company property, and
shall immediately return to Company, all documentary or tangible Confidential Information in his possession, custody, or control including, but not limited to, computer or other electronic tapes, disks or media, and not make or keep any copies, notes, abstracts, summaries, or other record of any type of Confidential Information; and


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                           (ii) he shall immediately return to Company any and
all other Company property in his possession, custody or control including, but not limited to, any and all keys, security cards, passes, credit cards, and marketing literature.

         5.2 Non-Competition. Employee hereby agrees that he will not, during his employment hereunder or at any time prior to the expiration of two (2) years following the date he shall cease to be employed by Company, without the consent in writing of Company: (a) engage in or become directly or indirectly interested in any proprietorship, partnership, trust or corporation (whether as owner, partner, trustee, beneficiary, stockholder (except as listed on any public exchange), officer, director, employee, consultant lessor, lessee or otherwise) which shall engage in the Business within a radius of fifty (50) miles of the Company's offices in Lemont, Illinois; and (b) directly or indirectly, or by action in concert with others, induce or influence, or seek to induce or influence, any person who is engaged by Company as an employee, agent, independent contractor or otherwise, or who has any other business relationship with Company, as a supplier, customer, or otherwise, to terminate his/her/its employment, engagement or business relationship, nor shall Employee directly or indirectly, employ or engage or solicit for employment or engagement, or advise or recommend to any other person or entity that such person or entity employ or engage or solicit for employment or engagement, any person or entity employed or engaged by Company.

         5.3 Remedies. Each party acknowledges and agrees that the Business is highly competitive, and that violation of any of any of the covenants provided for in Section 5.1 and 5.2 of this Agreement may cause immediate, immeasurable and irreparable harm, loss and damage to the other party not adequately compensable by a monetary award. Accordingly, each party agrees, without or any of them, may be enjoined or restrained by any court of competent jurisdiction, and that any temporary restraining order or emergency, preliminary or final injunctions may be issued by any court of competent jurisdiction, without notice and without bond. In the event any proceedings are commenced by either party against the other for any actual or threatened violation of any of said covenants the prevailing party shall be entitled to recover from the other party all costs and expenses of any kind, including reasonable attorneys' fees, which the prevailing party may have incurred in connection with such proceedings.

         5.4 Enforcement. It is the desire of the parties that the provisions of
Section 5.1, 5.2 and 5.3 be enforced to the fullest extent permissible under the laws and public policies in each jurisdiction in which enforcement may be sought. Accordingly, without limiting the general applicability of Section 7.10 hereof, if any particular portion of Section 5.1, 5.2 or 5.3 shall be adjudicated as invalid or unenforceable, or if the application thereof to any party or circumstance shall be adjudicated to be prohibited by or invalid under such portion so adjudicated, said deletion to apply only with respect to the operation of said Section 5.1, 5.2 and 5.3 in the particular jurisdiction so adjudicating on the parties and under the circumstances as to which so adjudicated, and such Sections shall only be amended to narrow them to the minimum extent so required, and the parties will be deemed to have substituted for such portion so deleted words which give the maximum scope permitted under applicable law to Sections 5.1, 5.2 and 5.3.




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         6. Property Rights of the Parties. Employee hereby assigns to
Company, its successors and assigns, all of his rights, if any, to copyrights, inventions, discoveries, concepts and ideas, whether patentable or otherwise, including, but not limited to, processes, methods, systems, devices, formulae and techniques, as well as improvements thereon, or know-how related thereto, relating to any prior or present activities of Employee and present or prospective activities of Company, with which Employee is acquainted as a result or consequence of his employment by Company, or which Employee has made or conceived at any time prior hereto or which he may hereafter make or conceive, either solely or jointly with others, during the term of this employment by Company, or within twelve (12) months after termination of Employee's employment with Company, or with the use of the time, material or facilities of Company, or relating to any method, substance, machine, manufactured article or improvement thereon within the scope of the Business of Company, as such Business may hereafter be conducted. The consideration for this assignment is the mutual covenants contained in this Agreement. All such processes, methods, systems, devices, formulae and techniques, as well as improvements, shall be the exclusive property of Company and their discovery or development shall be reported to Company in writing, setting forth in detail the procedures employed and the results achieved. In the event any such processes, methods, systems, devices, formulae and techniques, as well as improvements, shall be deemed by Company as patentable under United States or foreign law, Employee hereby assigns to Company all of his rights therein and to applications for United States or foreign letters patent and to United States or foreign letters patent granted thereupon and shall apply, at Company's request and expense, for United States and foreign letters patent, either in Employee's own name or otherwise as Company shall desire. Employee shall acknowledge and deliver promptly to Company such written instruments and do such other acts as may be necessary, in the opinion of Company or its counsel, to obtain and maintain such United States or foreign letters patent and to vest the entire right and title thereunder to Company. The provisions of this subsection shall be applicable during the term of this Agreement and thereafter for all times during which Employee is employment by Company in any capacity, whether or not under this Agreement.

         7. Miscellaneous Provisions.

         7.1 Entire Agreement. This Agreement sets forth the entire agreement between Employee and Company and supersedes all prior agreements and understandings between the parties with respect thereto.

         7.2 Amendment and Modification. This Agreement may be amended, modified or supplemented only by written agreement signed by each of the parties.

         7.3 Waiver of Compliance or Consent. Except as otherwise provided in this Agreement, any failure of any of the parties to comply with any obligation, covenant, agreement or condition herein may be waived by the party entitled to the benefit thereof only by a written instrument signed by the party granting such waiver, but such waiver of failure to insist upon strict compliance with such obligation, agreement, or condition shall not operate as a waiver of; or estoppel with respect to, any subsequent or other failure. Whenever this Agreement requires or permits the consent of any party, such consent shall be given in writing in a manner consistent with the requirements for a waiver of compliance as set forth in this Section 7.3.


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         7.4 Notices. All notices and other communications under this Agreement shall be in writing and shall be deemed given if: (a) delivered personally; or
(b) mailed by certified mail (return receipt requested), postage prepaid; or (c) sent by overnight courier; or (d) transmitted by telefacsimile; to the parties at the following addresses (or at such other address for a party as shall be specified by like notice, provided that notices of a change of address shall be effective only upon receipt thereof):

If to Employee to:          John B. McLean
                            200 Fox Hunt Trail
                            Barrington, IL 60010
                            Telephone Number: 847-382-2620
                            Facsimile Number: 847-382-8380

If to Company to:           Mr. Steven Peskaitis
                            Chicago Map Corporation
                            15419 127th Street
                            Lemont, Illinois 60439
                            Telephone Number: 630-257-7616
                            Facsimile Number: 630-257-9678

With a copy to:             Ronald P. Duplack, Esq.
                            Rieck and Crotty, P.C.
                            55 West Monroe Street, Suite 3390
                            Chicago, Illinois 60603
                            Telephone Number: 312-726-4646
                            Facsimile Number: 312-726-0647

         7.5 Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any party, nor is this Agreement intended to confer upon any other person except the parties hereto any rights or remedies hereunder.

         7.6 Governing. This Agreement shall be governed by the laws of the State of Illinois as to all matters including, but not limited to, matters of validity, construction, effect, performance and remedies, and, as partial consideration for the other party's execution and performance hereunder each party waives personal service of any and all process upon it, to the extent permitted by law, and consents that all such service of process be made by upon such party at the address and in the manner set forth in Section 7.4 of this Agreement and service so made shall be deemed to be completed upon the earlier of: actual receipt or three days alter the same shall have been posted to such party's address.

         7.7 Binding Effect and Benefit. The provisions hereof shall be binding upon, and shall inure to the benefit of; the parties, and their respective heirs, executors, administrators, its successors, and assigns.



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         7.8 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         7.9 Severability. Whenever possible, each of the provisions of this Agreement shall be construed and interpreted in such a manner as to be effective and valid under applicable law. If any provisions of this Agreement or the application of any provision of this Agreement to any party or circumstance shall be prohibited by, or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition without invalidating the remainder of such provision, any other provision of this Agreement, or the application of such provision to other parties or circumstances.

         7.10 Arbitration. Except as otherwise provided herein, any controversy, dispute or claim between the parties arising out of; related to or in connection with this Agreement or the performance or breach hereof shall be submitted to and settled by arbitration conducted by the American Arbitration Association in Chicago, Illinois, in accordance with its commercial arbitration rules as then in effect; provided that the arbitration shall be by a single arbitrator mutually selected by Employee and Company, and if the parties do not agree within thirty (30) days alter the date of notification of a request for such arbitration made by either of the parties, the selection of the single arbitrator shall be made by the American Arbitration Association in accordance with said rules. In addition to, and not in substitution for any and all other relief in law or equity that may be granted by the arbitrator, the arbitrator may grant equitable relief and specific performance to compel compliance hereunder. The determination of the arbitrator shall be accompanied by a written opinion of the arbitrator and shall be final, binding and conclusive on the parties, and judgment on the arbitrators award, including without limitation equitable relief and specific performance, may be entered in and enforced by any court having jurisdiction thereof fees and expenses of the American Arbitration Association and of the arbitrator shall be borne as shall be determined by the arbitrator, and the arbitrator may in his discretion award attorneys' fees and expenses in addition to any other remedy that is allowed and regardless of whether such remedy includes an award of damages.

         7.11 Interpretation. The Article and Section headings contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the parties and shall not in any way affect the meaning or interpretation of this Agreement.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date set forth above.

Chicago Map                                             Employee:

By: /s/ Mike Barnett                                    By: /s/ John B. McLean
   ---------------------------------------                 ---------------------
        Mike Barnett, Secretary                            John B. McLean